Exhibit 10.3

Portions of this Exhibit have been omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission.  The omissions have been indicated by asterisks (“*****”), and the omitted text has been filed separately with the Securities and Exchange Commission.

FOURTH AMENDMENT TO THE CONTENT LICENSE, MARKETING AND SALES AGREEMENT

This Fourth Amendment (this “Fourth Amendment”) effective as of August 26, 2009 (“Fourth Amendment Effective Date”), by and between Playboy.com, Inc. (“Client”) and eFashion Solutions, LLC (“EFS”), hereby amends that certain Content License, Marketing and Sales Agreement entered into by the parties and effective as of January 15, 2008, as previously amended (collectively, the “Agreement”).  All capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Agreement.  This Fourth Amendment is hereby incorporated into the Agreement by reference.

WHEREAS, pursuant to Section 14.5 of the Agreement, the parties wish to amend the Agreement as set forth herein.

NOW, THEREFORE, in consideration of the mutual promises and covenants herein and for other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, Client and EFS agree as follows:

1.	Payments and Fees.

1.1           Revised Minimum Royalty.  Exhibit 10 of the Agreement is hereby replaced in its entirety as set forth in Attachment 1, attached hereto and hereby incorporated by reference.

1.2           Amounts due under the Agreement.  EFS shall pay to Client the following amounts due and owing to Client under the Agreement:

(a)	Minimum Royalty payments due and payable through June 30, 2009 (*****);
(b)	Holiday catalog shoot expenses (Invoice #2407 - *****);
(c)	Summer catalog shoot expenses (Invoice #2420 - *****);
(d)	Magazine purchases (Invoice #534 - *****);
(e)	Magazine purchases (Invoice #557 - *****);
(f)	Magazine purchases (Invoice #563 - *****);
(g)	Magazine purchases (Invoice #564 - *****);
(h)	Magazine purchases (Invoice #573 - *****);
(i)	Playmate fees for catalog shoot (Invoice #12989 - *****), and
(j)	Playmate fees for catalog shoot (Invoice #12989A - *****)

1.3           Payment Schedule.  The amount of *****, fifty percent (50%) of all amounts due under Section 1.2. above, shall be paid by EFS to Client upon execution of this Fourth Amendment (the “Initial Past Due Payment”), and the remaining fifty percent (50%) due under Section 1.2 above, in the amount of *****, shall be paid not later than September 15, 2009.

2.	Dismissal of Litigation; Condition of Settlement and Press Release.

2.1           Litigation.  Client agrees to dismiss its lawsuit against EFS, Playboy.com, Inc. v. eFashion Solutions. LLC, Case No. 09-cv-03657 (N.D. III), without prejudice within 10 days of Client’s receipt of the Initial Past Due Payment.  Such dismissal shall be deemed to be with prejudice, with each Party to bear its own costs and attorneys fees, so long as the Minimum Royalty payment for 2009 due under Section 1.1 above is paid by January 5, 2010.

2.2           Condition of Settlement.  In the event that EFS fails to pay Client any amount due pursuant to this Fourth Amendment (which will be considered a material breach of the Agreement) and this Fourth Amendment is terminated by Client pursuant to Section 10.2 of the Agreement:  (i) Section 3.3 of this Fourth Amendment shall remain in full force and effect; and (ii) other than Section 3.3 of this Fourth Amendment, all other terms of this Fourth Amendment shall be null and void.  Further, Client may seek from EFS all amounts due Client pursuant to the Agreement and any damages to which Client would have been entitled as if this Fourth Amendment had never been executed.

2.3           Press Release.  Upon Client’s receipt of the Initial Past Due Payment, and dismissal of the litigation pursuant to Section 2.1 above, the parties will work together to draft a mutually agreeable joint press release, announcing that the parties have settled their catalog and ecommerce disputes and will work together moving forward.

3.	Term and Termination.

3.1           Section 5 of the First Amendment to the Agreement is hereby deleted in its entirety.

3.2           Termination for Revenue Shortfall.  Section 10.1 of the Agreement is hereby amended such that Client shall have the option, exercisable within forty-five (45) days following Client’s receipt of the report due under Section 6.5 of the Agreement for the end of each Year of the Term, to terminate the Agreement upon not less than four (4) months written notice in the event that EFS has not achieved a minimum of eighty percent (80%) of projected Net Merchandise Sales For such Year as set forth in Attachment 2, attached hereto and hereby incorporated by reference.

3.3           Effects of Termination.

(a)           The parties agree that Client will no longer have any obligation to buy Merchandise held by EFS pursuant to the Agreement upon termination or expiration of the Agreement.  However, Client will have the right, in its sole discretion, to purchase any or all of such remaining Merchandise either (i) at the cost paid to Client by EFS for Merchandise initially purchased from Client under the Agreement; or (ii) at EFS’s cost paid to any third party other than Client for such merchandise.

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(b)           Or the condition that the Agreement has not been terminated pursuant to Section 10.2 of the Agreement as a result of a breach by EFS, in order to allow EFS to recoup its wholesale cost for any remaining Merchandise not repurchased by Client as set Forth above, unless otherwise agreed by the parties in writing, for a maximum period of eighteen (18) months after expiration of the Agreement, the remaining inventory may be sold by EFS via a Client website, as chosen by Client, and/or other third party online mechanism(s) that is approved in advance in writing by Client (e.g., sale/clearance webpages); provided however that any such third party online mechanism must include a direct link to the PlayboyStore.com Website home page. Any amounts received by EFS in connection with the sale of such Merchandise shall be included in Net Merchandise Sales and subject to the Royalty.

4.	Miscellaneous.

4.1           No Replacement.  Except as expressly set forth herein, no provision of this Fourth Amendment shall be interpreted to replace or delete any provision of the Agreement (including any amendments thereto).  All provisions of the Agreement (including any amendments thereto) which are not expressly replaced or deleted by this Fourth Amendment shall remain in full force and effect and shall, where appropriate, apply to the terms of this Fourth Amendment.  In the event of any conflict between the Agreement and this Fourth Amendment, the terms of this Fourth Amendment shall control.

4.2           Counterparts.  This Fourth Amendment may be executed in any number of counterparts.  Any counterpart may be executed by facsimile, unless notarization is required under applicable law.  All counterparts shall collectively constitute one and the same agreement.

4.3           Entire Agreement.  The terms and conditions contained in this Fourth Amendment and the Agreement (including the exhibits and/or schedules attached thereto and any amendments thereof) constitute the entire agreement between the parties relating to the subject matter hereof and shall supersede all previous communications between the parties with respect to the subject matter of this Fourth Amendment or of the Agreement.

IN WITNESS WHEREOF, the parties hereto, intending this Fourth Amendment to be effective as of the Fourth Amendment Effective Date, have caused this Fourth Amendment to he executed by their respective duly authorized officers.

EFASHION SOLUTIONS, LLC		PLAYBOY.COM, INC.

By:	/s/ Edward Foy	By:	/s/ Howard Shapiro

Name:	Edward Foy	Name:	Howard Shapiro

Title:	CEO	Title:	Vice President

Date:	August 21, 2009	Date:	August 26, 2009

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ATTACHMENT 1

Exhibit 10
Minimum Royalty

Year	Minimum Royalty
2009	*****
2010	*****
2011	*****
2012	*****
2013	*****

ATTACHMENT 2

Projected Net Merchandise Sales by Year

Year	Projected Net Merchandise Sales
2010	*****
2011	*****
2012	*****
2013	*****